Long Term Plan Update February 13, 2023 Cleansing Material Preliminary and Subject to Material Change Exhibit 99.1

Table of Contents 2022A Unaudited Results Feb 2023 Long Term Plan Feb 2023 Segment Projections

2022A results exceeded expectations 2022A vs July LBE Highlights 2022A total revenue exceeded expectations primarily driven by Varenicline (delayed competition), partially offset by lower-than-expected Xiaflex revenue due to the 2H22 disruption from a 3rd party specialty pharmacy provider transition and other challenging market conditions. 2022A gross margin % exceeded expectations primarily due to favorable product mix. 2022A OPEX was lower than expected primarily due legal matters being stayed and lower R&D expenses due to a timing shift across multiple projects. Additionally, IPR&D was $20M lower than expected. 2022A ΔNWC & OA/OL was unfavorable compared to expectations primarily due to higher-than-expected accounts receivable due to higher 4Q22 revenue. 2022A 1x Payments were favorable due to timing of certain payments that were postponed to 1H23. [1] Excludes C11 professional fees and related restructuring charges, mesh and opioid legal fees and settlements Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

2022A ending cash exceeded expectations 2022A vs July LBE Highlights 2022A pre-tax uFCF exceeded expectations primarily due to better-than-expected Varenicline revenue (delayed competition) and lower than expected OPEX and 1x payments. 2022A Litigation/Advisors was favorable due to lower-than-expected mesh payments (~$60M) and opioid legal expenses/settlements ($175M), offset by higher-than-expected bankruptcy advisory payments. A significant amount of bankruptcy advisory fees incurred in 2H22 and accrued as of 12/31/22 have yet to be invoiced/paid and additional incremental fees (e.g., noticing) are expected. Debt service was unfavorable as a result of higher-than-expected payments in connection with the consensual use of cash collateral. Cash Collateral order requires Debtor to maintain a Minimum Liquidity Amount of $600M at the end of every week. Note1: Debt service includes pre-C11 debt payments and interest expense and post-C11 adequate protection payments Note 2: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

Table of Contents 2022A Unaudited Results Feb 2023 Long Term Plan Feb 2023 Segment Projections

There are several key assumptions underpinning the Feb 2023 LTP Xiaflex revenue is expected to grow to over $700M in 2027 (2023-27 CAGR of 10%) driven by an expected recovery from 2H22 disruption and continued strong response to planned advertising and promotion investment in on-market indications and the expected launch of the plantar fibromatosis indication in 2026. The SI pipeline is expected to drive meaningful growth with ~40 new products expected to be launched over the next 5 years. Adrenalin is expected to decline due to potential new competition on both the 1mL and 30mL vials. Varenicline achieved over $300M of revenue in 2022 but is expected to decline beginning in 1Q23 following competitive entries (i.e., 1 entered in Jan23); however, upside may be possible if additional competition is delayed. Lubiprostone revenue will decline from ~ $100M to < $20M in 2023 following the expiration of the exclusive settlement period in Dec22 (i.e., 4 competitors entered in Jan23 with aggressive pricing). Gross margin % is expected to remain flat as a result of shift in product mix and reflects annual COGS savings of ~$65-70M beginning in 2024 due to the impact of our on-going manufacturing network optimization initiatives. Total OPEX is expected to decline by > $150M or ~20% from 2022 to 2023 as a result of the discontinuation of Qwo and other cost optimization initiatives; OPEX is expected to remain relatively flat thereafter. OPEX assumes that Endo remains Irish domiciled and public company ready. Pre-tax uFCF excludes C11 fees/expenses and other potential payments for contingent liabilities or settlements.

Revenue growth will be driven by Xiaflex and the Sterile pipeline Branded Specialty Products growth is expected to be driven by continued growth in Xiaflex resulting from ongoing promotional spend to increase diagnosis and treatment rates and improving market conditions. Sterile Injectables growth is expected to be driven by the launch of ready-to-use and other differentiated pipeline products that are in development that will be partially offset by continued erosion of on-market products. Established Brands and Generics declines are expected as a result of continued competitive pressures and limited contribution from Gx pipeline investment. International growth is expected to be driven by new product launches. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

Consistently high gross margins are expected over the forecast horizon Branded gross profit increases as Xiaflex increases; however, GM% remains relatively flat as higher margin specialty products are offset by erosion of Established brands. Sterile gross profit and GM% decrease as Vasostrict and Adrenalin decrease and then begin to grow driven by new product launches. Generic gross profit and GM% declines through 2024 are the result of continued competitive pressures (i.e., Varenicline and Lubiprostone LOE); thereafter, GM% remains relatively stable as savings from the Gx manufacturing network optimization initiatives ($85-90M) are expected to be fully realized in 2024. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

EBITDA and unlevered FCF are expected to grow significantly faster than revenue over the next 5 years Revenue growth is primarily driven by Xiaflex and the SI pipeline. High gross margins remain stable overtime and reflect shift in product mix and benefit from manufacturing efficiencies through on-going network optimization initiatives. The OPEX declines in 2023 due to the discontinuation of Qwo, one-time IPR&D in 2022 and the benefit of other simplification initiatives and remains relatively flat thereafter. CAPEX primarily reflects investments in internal manufacturing network. The Δ NWC+OA/OL generally reflects the changes in mix of business and investments in NWC for business continuity purposes. The 1x expenses in 2023 reflect restructuring and employee retention payments (i.e., excludes C11 costs). Highlights/Commentary [a] Excludes C11 professional fees and related restructuring charges, mesh and opioid litigation and settlement payments and other contingent liabilities/settlements. Note1: Unlevered FCF excludes cash taxes which are expected to increase over time based on jurisdictional mix of pre-tax income and potential tax reform (i.e., Ireland) that may limit certain deductions. The impact of claims filed by the IRS has not been considered Note2: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

Revenue and EBITDA growth is expected to be driven by the Branded and Sterile segments Branded growth is expected to be driven by growth in Xiaflex on-market indications (PD and DC) and the launch of new indications (PF). Sterile Injectables growth in 2025 is expected to be driven by a significant number of new product launches beginning in 2H24. Generic decline is expected as a result of Varenicline and Lubiprostone LOE and other competitive pressures with limited new product launches over the period. International growth is expected to be driven by new product launches. Corporate OPEX reflects certain corporate expenses not allocated to segments and IPR&D payments. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

The LTP reflects uncertainties related to several opportunities and risks

Area	Key Opportunity	Key Risk
Xiaflex PD+DC	▪ Faster than expected near-term rate of demand growth	▪ Slower than expected rate of growth
Varenicline	▪ Fewer than expected competitors enter the market ▪ US market volumes fully return to Chantix levels	▪ Accelerated and more aggressive competition (i.e., timing of new entrants, steeper price erosion)
Adrenalin	▪ Slower erosion; delayed competition on 30ml and/or 1mL vial presentations	▪ Accelerated competition on 30ml and /or 1mL vials
SI+Gx Launches	▪ Faster approvals/launches ▪ Better than expected performance from new launches (higher price / market share)	▪ Delays in approvals/launches ▪ Lower than expected performance from new launches (lower price / market share)
COGS+OPEX	▪ Enhanced yields or production efficiencies realized ▪ Potential further SG&A efficiencies	▪ Delayed approval of Indore and/or product transfers ▪ Additional costs to attract/retain team members.
BusDev	▪ Potential additional revenue and EBITDA from new opportunities	▪ Near-term cash consideration requirements to acquire or license rights to new opportunities

The key opportunities and risks listed are not intended to be mutually exclusive nor collectively exhaustive of all potential opportunities and risks that may exist now or in the future.

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endo

Table of Contents 2022A Unaudited Results Feb 2023 Long Term Plan Feb 2023 Segment Projections

The Branded portfolio is expected to deliver solid and sustainable revenue and EBITDA growth Revenue growth is expected to be driven by continued growth in Xiaflex on-market and pipeline indications and will be offset by continued erosion of the Other Specialty and Established Brands portfolio mainly due to competition (i.e., Nascobal and Lidoderm, respectively). GM% remains relatively flat as higher margin Specialty Products is offset by erosion of Established brands. OPEX reflects continued investment to support the growth of Xiaflex on-market indications, development of new Xiaflex indications, the expected launch of XPF in 2026; however, OPEX as % to sales expected to significantly decline over the forecast period. 2022 OPEX excludes 1x payments expenses as IPR&D. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

The Sterile Injectables pipeline has the potential to deliver solid growth Sterile Injectables decline through 2023 is primarily driven by the decline in Vasostrict; however, 2023-27 growth is expected from the launch of ready-to-use and other differentiated pipeline products that are in development. SG&A is expected to remain relatively constant as commercial capabilities can be leveraged across expanding portfolio. Continuous R&D investment will be necessary to sustain the new product development and revenue growth. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

Generics revenue and EBITDA is expected to decline as a result of limited growth investment in the portfolio Generics revenue is expected to decline as existing key products (Lubiprostone and Varenicline) lose exclusivity/face competition. Varenicline could potentially provide meaningful upside depending on timing of additional competitive entries which is currently uncertain. Limited additional opportunities exist within the current generic pipeline to offset expected continued erosion from competitive and pricing pressures. Gross profit/margin reflects impact of manufacturing optimization which is being offset by continued price erosion. OPEX is expected to decline primarily due to a reduction in R&D as the current pipeline approaches approval and very targeted investment are expected going forward. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

The International portfolio is expected to grow International revenue expected to remain relatively flat through 2024 and then grow as a result of product launches in 2022-23 (i.e., Xydalba – antibacterial and Cenobamate – epilepsy). OPEX is expected to remain relatively flat as current infrastructure can support growth in revenue. Highlights/Commentary Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

Appendix

~40 new Sterile product candidates, of which > 60% are RTU products, are in development and expected to launch over the next 5 years Projects typically require 3-5 years from initiation to launch. A robust process exists to continuously identify, screen and evaluate potential new opportunities to add to the development funnel. Future business development can be used to supplement internal development efforts; however, future business development is not currently reflected in the forecast Cumulative SI Pipeline Risk Adjusted Revenue by Year # SI Pipeline Candidates by Expected Launch Year $ million Note: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit.

OPEX as % of sales is in-line with peer benchmarks The benchmarks represent the 1st quartile, average and 3rd quartile across 17 peer companies over the 2020-22 period. Peers include a mix of commercial stage specialty branded, sterile and generic companies (mix intended to capture mix of Endo’s business) Endo’s SG&A tends to approximate the average (and median) while R&D trends closer to 1st quartile. Highlights/Commentary Note1: 2022 results are preliminary and unaudited results that are subject to change including, but not limited to, any adjustments occurring during the completion of the Company’s year-end financial reporting processes, reviews and audit. Note2: Average, Median 1st and 3rd quartile for each year excludes ENDP. Peer benchmark companies include: ALKS, AMPH, AMRX, AREN, BHC, HIKMA, HZNP, JAZZ, MNK, PCRX, PRGO, SUPN, TAKEDA, TEVA, UTHR, VTRS, and VRTX Source: Refinitiv